UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  June 27, 2011

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On June 27, 2011, ITT Educational Services, Inc. (the “Registrant”) entered into a Third Amendment to Second Amended and Restated Credit Agreement, dated as of June 27, 2011 (the “Third Amendment”), with JPMorgan Chase Bank, N.A., individually as a lender and as Administrative Agent, and Bank of America, N.A., as a lender (in their capacities as lenders, the “Lenders”).  The Third Amendment amends the Second Amended and Restated Credit Agreement, dated as of January 11, 2010 (the “Credit Agreement”) with the Lenders.  The Third Amendment:

•	extends the maturity date of the revolving credit facilities under the Credit Agreement from May 1, 2012 to July 1, 2014;

•
decreases the margin applicable to the interest rate that is based on the London Interbank Offered Rate and adjusted for any reserve percentage obligations under the Federal Reserve System regulations from 0.475% to 0.425% for secured borrowings and from 2.00% to 1.75% for unsecured borrowings; and

•	decreases the facility fee under the Credit Agreement from 0.30% to 0.25% per annum on the daily amount of the commitment of each Lender (whether used or unused) under the Credit Agreement.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the text of the Third Amendment, a copy of which is filed as Exhibit 10.41 to this Current Report on Form 8-K.

Item 9.01.                   Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.                                    Description

10.41	Third Amendment to Second Amended and Restated Credit Agreement, dated as of June 27, 2011, among ITT Educational Services, Inc., JPMorgan Chase Bank, N.A. and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2011

ITT Educational Services, Inc.

By:  /s/ Christine G. Long
       Name: Christine G. Long
       Title: Senior Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.41	Third Amendment to Second Amended and Restated Credit Agreement, dated as of June 27, 2011, among ITT Educational Services, Inc., JPMorgan Chase Bank, N.A. and Bank of America, N.A.